Exhibit 10.1

STOCK REPURCHASE AGREEMENT

BY AND BETWEEN

OPEN LENDING CORPORATION

AND

THE STOCKHOLDERS LISTED HEREIN

Dated as of March 29, 2021

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 29, 2021 by and between Open Lending Corporation, a Delaware corporation (“Open Lending”) and the stockholders of Open Lending set forth on Exhibit A attached hereto (each a “Seller” and collectively, the “Sellers”).

WHEREAS, Open Lending and Sellers propose to enter into a transaction whereby the Sellers shall sell to Open Lending, and Open Lending shall purchase from the Sellers, shares of Open Lending’s Common Stock, par value $0.01 per share (the “Common Stock”) as set forth in this Agreement (the “Repurchase Transaction”); and

WHEREAS, certain stockholders of Open Lending have proposed to sell through an underwritten public offering (the “Secondary Offering”) shares of Open Lending’s common stock, par value $0.01 per share.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

REPURCHASE

Section 1.1 Repurchase of Common Stock.

(a) Under the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (as defined below), the Sellers shall sell to Open Lending such aggregate number of shares of Common Stock (such aggregate amount, the “Repurchased Shares”) equal to $20.0 million (the “Purchase Price”), divided by the price at which the shares of Common Stock are sold to the public in the Secondary Offering, less the underwriting discount.

Section 1.2 Closing . The closing (the “Closing”) of the purchase of the Seller Shares shall be held at the offices of Open Lending immediately subsequent to the satisfaction or waiver of the conditions set forth in Articles V and VI herein (the “Closing Date”), by telephonic meeting on such date or at such other time, date or place as Seller and Open Lending may agree in writing.

Section 1.3 Deliveries.

(a) At the Closing, each Seller shall deliver or cause to be delivered to Open Lending (collectively, the “Seller Closing Deliveries”):

(i)

such Sellers’ pro rata portion (as determined by such Seller’s participation in the Secondary Offering) of the Repurchase Shares (such pro rata portion of the Repurchase Shares, the “Seller Shares”) to Open Lending require, free and clear of any Lien (as defined below); and

(ii)	a completed and executed original copy of Internal Revenue Service (the “IRS”) Form W-9 or IRS Form W-8BEN, as applicable.

(b) At the Closing, Open Lending shall deliver to each Seller their pro rata portion of the Purchase Price (such pro rata portion, the “Seller’s Purchase Price”), payable by wire transfer of immediately available funds to an account or accounts that such Seller shall designate in writing at least two business days prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby represents and warrants to Open Lending as follows:

Section 2.1 Title to Seller Shares . As of the Closing, such Seller shall own and shall deliver such Seller’s Seller Shares, free and clear of any and all option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature, other than any arising out of, resulting from or in connection with any agreement, arrangement or understanding between such Seller or any of its subsidiaries and Open Lending (collectively, a “Lien”).

Section 2.2 Authority Relative to this Agreement . Such Seller has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. To the extent such Seller is an entity, the execution and delivery of this Agreement by such Seller and the consummation by Seller of the transactions contemplated hereby, including the sale of the such Seller’s Seller Shares, has been duly authorized by the board of directors (or similar governing body) of such Seller and no other corporate, stockholder, member or similar proceedings on the part of such Seller are necessary to authorize this Agreement or for such Seller to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Seller and constitutes the valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 2.3 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by such Seller for the execution, delivery or performance by such Seller of this Agreement or the consummation by such Seller of the transactions contemplated hereby.

Section 2.4 Receipt of Information. Each Seller has received all the information it considers necessary or appropriate for deciding whether to dispose of such Seller’s Seller Shares. Such Seller had an opportunity to ask questions and receive answers from Open Lending regarding the terms and conditions of Open Lending’s purchase of such Seller’s Seller Shares and the business and financial condition of Open Lending and to obtain additional information (to the extent Open Lending possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Such Seller has not received, or relying on, any representations or warranties from Open Lending, other than as provided herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OPEN LENDING

Open Lending hereby represents and warrants to Sellers as follows:

Section 3.1 Authority Relative to this Agreement. Open Lending has the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Open Lending, and the consummation by Open Lending of the transactions contemplated hereby, including the purchase of the Seller Shares have been duly authorized by the disinterested members of Open Lending’s board of directors and no other corporate or stockholder proceedings on the part of Open Lending are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Open Lending and constitutes the valid and binding obligations of Open Lending, enforceable against Open Lending in accordance with its terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 3.2 Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any court, regulatory authority, governmental body or any other third party is required to be obtained or made by Open Lending for the execution, delivery or performance by Open Lending of this Agreement or the consummation by Open Lending of the transactions contemplated hereby.

Section 3.3 Funds. Open Lending will have as of the Closing sufficient cash available to pay the Seller’s Purchase Price to each Seller, as the case may be, on the terms and conditions contained herein, and there will be no restriction on the use of such cash for such purpose.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Additional Agreements. The parties shall and shall cause their subsidiaries (if applicable) to take such action and execute, acknowledge and deliver such agreements, instruments and other documents as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.

Section 4.2 Public Announcements. Except as may be required by applicable law, neither party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the transactions contemplated hereby (a “Public Announcement”), without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making any filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.3 Withholding. Open Lending shall pay the Seller’s Purchase Price to each Seller, free and clear of, and without reduction or withholding for, any taxes. Notwithstanding the foregoing, each Seller shall indemnify Open Lending against any and all taxes (and any and all related losses, claims, liabilities, penalties, interest, and expenses) incurred by or asserted against Open Lending by the IRS or any other governmental authority as a result of Open Lending’s failure to deduct and withhold the proper amount of tax from the Seller’s Purchase Price for any reason, including, without limitation, the treatment of all or any portion of the Seller’s Purchase Price as a distribution under Sections 302(d) and 301 of the Code.

ARTICLE V

CONDITIONS TO CLOSING OF OPEN LENDING

The obligation of Open Lending to purchase the Seller Shares at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 5.1 Representations and Warranties. Each representation and warranty made by each Seller in Article II above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by each Seller on or prior to the Closing Date shall have been performed or complied with by such Seller in all respects.

Section 5.3 Closing Certificate. To the extent a Seller is an entity, such Seller shall have delivered to Open Lending a certificate, dated the Closing Date and signed by an authorized signatory of such Seller, certifying to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied.

Section 5.4 Certificates and Documents. Each Seller shall have delivered at or prior to the Closing to Open Lending or its designee such Seller’s Seller Closing Deliveries.

Section 5.5 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith. For greater certainty all references to the consummation of the Secondary Offering contained herein do not require the exercise of any option granted to the underwriters for such offering.

ARTICLE VI

CONDITIONS TO CLOSING OF SELLERS

The obligation of each Seller to sell such Seller’s Seller Shares to Open Lending at the Closing is subject to the fulfillment on or prior to the Closing of each of the following conditions:

Section 6.1 Representations and Warranties. Each representation and warranty made by Open Lending in Article III above shall be true and correct on and as of the Closing Date as though made as of the Closing Date.

Section 6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Open Lending on or prior to the Closing Date shall have been performed or complied with by Open Lending in all respects.

Section 6.3 Certificate. Open Lending shall have delivered to Sellers a certificate, dated the Closing Date and signed by an executive officer of Open Lending, certifying to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

Section 6.4 Purchase Price. Open Lending shall have delivered to each Seller or its designee or designees such the applicable Seller’s Purchase Price, payable by wire transfer of immediately available funds to the account or accounts that such Seller shall designate at least two business days prior to the date of Closing.

Section 6.5 Completion of Secondary Offering. The Secondary Offering shall have been consummated in accordance with the terms and conditions of any underwriting or purchase agreement entered into in connection therewith. For greater certainty all references to the consummation of the Secondary Offering contained herein do not require the exercise of any option granted to the underwriters for such offering.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Termination. This Agreement may be terminated prior to the Closing as follows: (i) at any time on or prior to the Closing, by mutual written consent of each Seller and Open Lending or (ii) at the election of the Sellers or Open Lending by written notice to the other party hereto after 5:00 p.m., New York time, on April 15, 2021, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Sellers and Open Lending; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to a party whose failure or whose subsidiaries’ or affiliate’s failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of or resulted in the failure of the Closing to occur on or before such date.

Section 7.2 Savings Clause. No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 7.3 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

Section 7.5 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 7.6 Successors and Assigns. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

Section 7.7 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 7.8 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party shall have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 7.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by electronic mail, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Open Lending:

Charles D. Jehl

1501 S. MoPac Expressway, Suite 450

Austin, TX 78740

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn M. Arel and Michael J. Minahan.

If to Sellers:

John J. Flynn

c/o Open Lending Corporation

1501 S. MoPac Expressway, Suite 450

Austin, TX 78740

with a copy (which shall not constitute notice) to:

Whalen LLP

1601 Dove Street

Suite 270

Newport Beach CA 92660

Section 7.10 Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 7.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(b) Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by Sellers and Open Lending to jurisdiction and service contained in this Section 7.10 is solely for the purpose referred to in this Section 7.10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 7.11 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Repurchase Agreement to be duly executed and delivered as of the date first above written.

[Signature Page to Repurchase Agreement]

SELLERS

By:	/s/ John Flynn
Name: John Flynn
Title: Attorney-in-Fact, for and on behalf of the Stockholders listed on Exhibit A.

OPEN LENDING CORPORATION

By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Title: CFO

Exhibit A

Selling Stockholders

Nebula Holdings LLC

Bregal Sagemount I, L.P.

Bregal Investments, Inc. Keith Jezek The Estate of Frank Kern